UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2010

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 S. Wacker, Suite 1650, Chicago, Illinois 60606

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Contract.

Capital Growth Systems, Inc. (CGSYQ.OB) (the “Company”), together with its wholly owned subsidiaries Global Capacity Direct, LLC, Global Capacity Group, Inc., CentrePath, Inc., FNS 2007, Inc., 20/20 Technologies, Inc., 20/20 Technologies I, LLC, Global Capacity Holdco, LLC, Nexvu Technologies, LLC, Capital Growth Acquisition, Inc. (each a “Debtor” and collectively with the Company, the “Debtors”) and Magenta Netlogic Limited (U.K.) (“MNL”), also a wholly owned subsidiary of the Company, filed their Joint Disclosure Statement (attached as  Exhibit 10.1) and proposed Plan of Reorganization (attached as Exhibit 10.2).  The Plan of Reorganization includes as an exhibit the Plan Support Agreement (attached as Exhibit 10.3) among the Debtors and certain of the subordinated debenture holders of the Company  that have participated in the funding of debtor in possession financing to the Company.

Summary of the Plan

The following is a summary of the Plan of Reorganization (“Plan”) which is intended to provide parties in interest with a concise description of the Plan.  THIS SUMMARY IS NOT A COMPLETE DESCRIPTION OF THE PLAN AND DOES NOT SUBSTITUTE FOR THE PLAN AND THE DISCLOSURE STATEMENT, BOTH OF WHICH SHOULD BE READ CAREFULLY IN THEIR ENTIRETY.  This summary is provided for convenience only, and in the event of any discrepancy between this summary overview and the terms of the Plan, the Plan controls.  Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Plan.

Narrative Summary of the Plan.  Prior to filing the consolidated Chapter 11 Cases, the Debtors, with the assistance of their financial advisor and in consultation with certain of the pre-petition lenders, pursued a range of options to address the Debtors’ concerns about their ability to service their debt going forward, including new financing, refinancing and the sale of certain or all of the Debtors’ assets or business. After exploring the strategic alternatives available to them, the Debtors have determined that the best way at this time to maximize the value of their assets for the benefit of their creditors, is to seek a sale of their Assets pursuant to Section 363 of the Bankruptcy Code as part of the Plan.

Certain Pre-Petition Debenture Lenders and the Tranche B Lenders (funding the Tranche B portion of the Debtors’ debtor in possession financing) have agreed to act as the stalking horse bidder for the Acquired Assets, and their bid for the Acquired Assets, as will be fully set forth in the form of asset purchase agreement (“APA”) which will serve as the opening bid for such Assets subject to a competitive bidding process that is consistent with both the timing of the Chapter 11 Cases, as set forth in the Plan Support Agreement (discussed below) and the Debtors’ fiduciary duties, to maximize value for their estates, stakeholders and parties in interest.  The APA provides for a Credit Bid of a portion of the Pre-Petition Debenture Lenders’ Secured Claims by the respective Pre-Petition Debenture Agent (as provided in the applicable Pre-Petition Debenture Agreements from which the Company’s convertible debenture loans were funded) and of the Tranche B Loan by the Tranche B Agent, the assumption of certain of the Debtors’ liabilities and other Plan funding as more fully described in the Plan and APA.

The Pre-Petition Debenture Holders, through their respective Pre-Petition Debenture Agent, and the Tranche B Lenders have agreed to accept equity in a newly-formed entity to acquire the Acquired Assets of Debtors (“Newco”) in exchange for the consideration being offered for the Acquired Assets, and have further agreed to gift a portion of the Plan Consideration (representing 10% of the Newco Common Stock on a Fully Diluted basis) that would otherwise be distributed to the respective Pre-Petition Debenture Agent on behalf of the holders of Allowed Pre-Petition Debenture Claims for the benefit of the holders of allowed unsecured claims and, under certain circumstances, to the holders of equity interests in the Company (collectively, the “Legacy Holders”).  The holders of Pre-Petition Debenture Claims have further agreed among themselves to a distribution on account of their respective deficiency claims pursuant to various formulas set forth in the Plan.

The Plan contemplates that the proposed sale will result in either (i) the transfer of the Assets to the ultimate purchaser (“Purchaser”) pursuant to a sale under section 363 of the Bankruptcy Code; or, (ii) if a Reorganization Election is made, the issuance by the Debtors to Purchaser of 100% of the equity interest of the Reorganized Debtors in consideration of the Sale Proceeds (and subject to 10% of Newco or of the Reorganized Debtor on a fully diluted basis allocable to the Legacy Holders assuming the Pre-Petition Debenture Holders are the successful Purchaser under the Plan).  Either scenario will provide for substantially similar treatment to holders of Claims and Interests as outlined above, unless otherwise agreed to or as determined by the Bankruptcy Court.

At the direction of Purchaser, to implement the Plan, the applicable Debtors or Reorganized Debtors, as the case may be, may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Debtors or Reorganized Debtors, as the case may be, or to reincorporate certain of the Debtors under the laws of jurisdictions other than the laws of which the applicable Debtors are presently incorporated. Such restructuring may include a debt-for-equity exchange, one or more mergers, consolidations, restructurings, dispositions, liquidations, dissolutions or reincorporations, as may be determined by the Purchaser to be necessary or appropriate. The actions to effect such restructuring may include, at the Purchaser’s option (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree, (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree, (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law, and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

To accommodate the Plan structure determined by Purchaser, the Plan may be modified at any time prior to the Effective Date.

The operation of the Debtors’ business is subject to various licensing and other requirements that require regulatory and other third-party approvals.  To allow for the occurrence of the Effective Date by November 25, 2010, in accordance with the Plan Support Agreement and prior to Purchaser obtaining all such approvals, the Pre-Petition Debenture Holders and Tranche B Lenders, in their capacity as Purchaser, have agreed to a closing of the Sale prior to obtaining such approvals and for operation of the Non-Transferred Assets by the Plan Administrator in accordance with the terms of the APA and the Management Agreement that is expected to be entered into to permit the operation of Assets under their direction before necessary regulatory approval for their operation is obtained.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Joint Disclosure Statement of Capital Growth Systems, Inc. and Subsidiaries

10.2	Plan of Reorganization of Capital Growth Systems, Inc. and Subsidiaries

10.3	Plan Support Agreement of Capital Growth Systems, Inc. and DIP Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2010

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ George A. King
George A. King
President